Exhibit 21

Subsidiaries of Xerox Corporation

The following companies are subsidiaries of Xerox Corporation as of December 31, 2005. Unless otherwise noted, a subsidiary is a company in which Xerox Corporation or a subsidiary of Xerox Corporation holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Name of Subsidiary	Incorporated In
AMTX, Inc.	Delaware
Carmel Valley, Inc.	Delaware
FairCopy Services Inc.	Canada
GroupFire, Inc.	California
Gyricon, LLC	Delaware
IGHI, Inc.	Delaware
Xerox Global Services Limited	United Kingdom
Delphax Systems GmbH	Germany
Ighi Finland Oy	Finland
Infotonics Technology Center Inc.	New York
Institute for Research on Learning	Delaware
Jeremiad Co.	Delaware
Low-Complexity Manufacturing Group, Inc.	Delaware
NEWPARC LLC	Delaware
Pacific Services and Development Corporation	Delaware
Palo Alto Research Center Incorporated	Delaware
Proyectos Inverdoco, C.A.	Venezuela
Securities Information Center, Inc.	Delaware
SCC Burton Corporation	Delaware
79861 Ontario Inc.	Ontario
STHQ Realty LLC	Delaware
The Xerox Foundation	Delaware
XDI, Inc.	Delaware
Xerox Argentina, I.C.S.A.	Argentina(1)
Xerox Canada Capital Ltd.	Canada
Xerox Canada Inc.	Ontario
832667 Ontario Inc.	Ontario
Xerox (Barbados) SRL	Barbados(14)
Xerox (Barbados) Leasing SRL	Barbados
Xerox Business Centre (Ireland) Limited	Ireland
Xerox Electronic (Ireland) Limited	Ireland
Xerox Finance (Luxembourg) Sarl	Luxembourg
Xerox Hardware (Ireland) Limited	Ireland
Xerox Toner (Ireland) Limited	Ireland
Xerox Canada Facilities Management Ltd.	Ontario
Xerox Canada Finance Inc.	Ontario
Xerox Canada Leasing Partnership	Ontario(16)
Xerox Canada Ltd.	Canada(4)
Ionographic Operations Partnership	Massachusetts(18)
XESystems Canada Inc.	Ontario
Xerox Canada Leasing Company	Nova Scotia
Xerox Canada Realty Inc.	Ontario(3)

Name of Subsidiary	Incorporated In
Xerox Capital, LLC	Turks & Caicos Islands(9)
Xerox Capital Services LLC	Delaware(17)
Xerox Capital Trust I	Delaware(11)
Xerox de Chile S.A.	Chile
Xerox de Colombia S.A.	Colombia
Xerox Color Printing, Inc.	Delaware
Xerox Developing Markets Limited	Bermuda
Sidh Securities Limited	Mauritius
Xerox del Ecuador, S.A.	Ecuador
Xerox Engineering Systems NV	Belgium
Xerox Export, LLC	Delaware
Xerox Finance, Inc.	Delaware
Xerox (Austria) Holdings GmbH	Austria
Xerox Investments Holding (Bermuda) Limited	Bermuda
Xerox Financial Services, Inc.	Delaware
Ridge Reinsurance Limited	Bermuda
Talegen Holdings, Inc.	Delaware
Xerox Credit Corporation	Delaware
Xerox Foreign Sales Corporation	Barbados
Xerox d’Haiti, S.A.	Haiti
Xerox de Honduras, S.A.	Honduras
Xerox Imaging Systems, Inc.	Delaware
Xerox International Joint Marketing, Inc.	Delaware
Xerox International Partners	California(10)
Xerox Investments Europe B.V.	Netherlands
Xerox Holdings (Ireland) Limited	Ireland
Xerox (Europe) Limited	Ireland
Bipolar Limited	Ireland
Monocolour Limited	Ireland
Xerox Ink Jet (Ireland) Limited	Ireland
Xerox Ink Tanks (Ireland) Limited	Ireland
Xerox XF Holdings (Ireland) Limited	Ireland
Xerox Finance (Ireland) Limited	United Kingdom
Xerox Leasing Ireland Limited	Jersey
Xerox S.A.S.	France(22)
Xerobail SAS	France
Xerox Financial Services SAS	France
Xerox Document Services SNC	France(25)
Set Electronique SA	France
Set Belgium (EPC)	Belgium
Set Engineering SA	France
Set Italia	Italy
Set R&D Belgium (EES)	Belgium
Xerox Global Services SAS	France(23)
Xerox Document Supplies SNC	France(24)
Xerox Israel Ltd.	Israel
Xerox UK Holdings Limited	United Kingdom
Triton Business Finance Limited	United Kingdom
Xerox Engineering Systems Limited	United Kingdom
Xerox Research (UK) Limited	United Kingdom
Xerox Trading Enterprises Limited	United Kingdom

Name of Subsidiary	Incorporated In
Xerox Overseas Holdings Limited	United Kingdom
Xerox Business Equipment Limited	United Kingdom
Xerox Computer Services Limited	United Kingdom
Xerox Mailing Systems Limited	United Kingdom
Xerox Capital (Europe) plc	United Kingdom(12)
Xerox Holding (Nederland) B.V.	Netherlands
Xerox Manufacturing (Nederland) B.V.	Netherlands
Xerox Office Printing Distribution B.V.	Netherlands
Xerox Limited	United Kingdom(6)
City Paper Limited	United Kingdom
Continua Limited	United Kingdom
Continua S.A.	France
Continua Sanctum Limited	United Kingdom
NV Xerox Credit S.A.	Belgium
Xerox Financial Services Belux NV	Belgium
NV Xerox Management Services S.A.	Belgium
N.V. Xerox S.A.	Belgium
Xerox Luxembourg S.A.	Luxembourg(28)
The Xerox (UK) Trust	United Kingdom
Xerox AB	Sweden
Xerox AG	Switzerland
Xerox Office Supplies AG	Switzerland
Xerox A/S	Denmark
Xerox AS	Norway
Xerox Austria GmbH	Austria
Xerox Business Services GmbH	Austria
Xerox Leasing GmbH	Austria
Xerox Office Supplies GmbH	Austria
Xerox Bulgaria EOOD	Bulgaria
Xerox Buro Araciari Ticaret ve Servis A.S.	Turkey
Xerox Channels Limited	United Kingdom
Limited Liability Company Xerox (C.I.S.)	Russia
XEROX CZECH Republic s r.o.	Czech Republic
Xerox Direct Rhein-Main GmbH	Germany
Xerox Espana-The Document Company, S.A.U.	Spain
Xerox Financiacion S.A.U.	Spain
Xerox Renting S.A.U.	Spain
Xerox Office Supplies S.A.U.	Spain
Xerox Exports Limited	United Kingdom
Xerox Finance AG	Switzerland
Xerox Finance (Nederland) BV	Netherlands
Xerox Financial Services B.V.	Netherlands(20)
Xerox GmbH	Germany
Xerox Capital Services Verwaltungs GmbH	Germany
Xerox Capital Services GmbH & Co. KG	Germany(19)
Xerox Dienstleistungsgesellschaft GmbH	Germany
Xerox Leasing Deutschland GmbH	Germany
Xerox Reprographische Services GmbH	Germany
Xerox Hellas AEE	Greece
Xerox Hungary Trading Limited	Hungary
Xerox (Ireland) Limited	Ireland

Name of Subsidiary	Incorporated In
Xerox India Limited	India(8)
Xerox (Nederland) BV	Netherlands
“Veco” Beheer Onroerend Goed BV	Netherlands
Xerox Document Supplies BV	Netherlands
Xerox Rentalease BV	Netherlands
Xerox Services BV	Netherlands
Xerox Oy	Finland
Xerox Pensions Limited	United Kingdom
Xerox Polska Sp.zo.o	Poland
Xerox Portugal Equipamentos de Escritorio, Limitada	Portugal(21)
CREDITEX—Aluguer de Equipamentos S.A.	Portugal
Xerox Professional Services Limited	United Kingdom
Xerox Property Services Limited	United Kingdom
Xerox (Romania) Echipmante Si Servici S.A.	Romania
Xerox Slovenia d.o.o.	Slovenia
Xerox S.p.A.	Italy
Xerox Italia Rental Services s.r.l.	Italy
Xerox Sverige AB	Sweden
Xerox Telebusiness GmbH	Germany
Xerox (UK) Limited	United Kingdom
Bessemer Trust Limited	United Kingdom
Inserco Manufacturing Limited	United Kingdom
Xerox Finance Limited	United Kingdom
Xerox Office Supplies Limited	United Kingdom
Xerox (R & S) Limited	United Kingdom
Xerox (Ukraine) Ltd LLC	Ukraine
Xerox West Africa Limited	United Kingdom
XESystems UK Limited	United Kingdom
Xerox Engineering Systems Limited	United Kingdom
Xexco Trading Limited	United Kingdom
Xerox XHB Limited	Bermuda(6)
Xerox XIB Limited	Bermuda(6)
XRO Limited	United Kingdom
Nemo (AKS) Limited	United Kingdom
XRI Limited	United Kingdom
RRXH Limited	United Kingdom
RRXO Limited	United Kingdom
RRXIL Limited	United Kingdom(6)
Xerox Latinamerican Holdings, Inc.	Delaware
Xerox Lease Funding LLC	Delaware
Xerox Lease Equipment LLC	Delaware
Xerox Mexicana, S.A. de C.V.	Mexico(29)
Xerox Middle East Investments (Bermuda) Limited	Bermuda
Bessemer Insurance Limited	Bermuda
Reprographics Egypt Limited	Egypt
Xerox Egypt S.A.E.	Egypt
Xerox Finance Leasing S.A.E.	Egypt
Xerox Equipment Limited	Bermuda
Xerox Maroc S.A.	Morocco(2)

Name of Subsidiary	Incorporated In
Xerox Products Limited	Bermuda
Xerox de Nicaragua, S.A.	Nicaragua
Xerox Serviços e Participacoes Ltda.	Brazil
Xerox Comercio e Industria Ltda	Brazil
Xerox del Peru, S.A.	Peru
Xerox Realty Corporation	Delaware
Lansdowne Residential LLC	Virginia
Xerox Trade Receivables LLC	Delaware
Xerox Trinidad Limited	Trinidad
Xerox de Venezuela, C.A.	Venezuela(5)
Xerox XBS Warehouse Holding LLC	Delaware
Xerox XBS Warehouse Funding LLC	Delaware
Xerox XBS Warehouse Funding II LLC	Delaware
XESystems Foreign Sales Corporation	Barbados
XGUA Servicios, Ltda.	Guatemala

(1)	Xerox Corporation owns 90% of the shares of Xerox Argentina; the remaining 10% is owned by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.
(2)	Owned 99.9% by XMEIBL and .1% by several individuals.
(3)	1,000 shares held by Xerox Canada Inc. and 9,000 shares held by Xerox Corporation.
(4)	Owned 65% by Xerox Canada Inc. and 35% by Xerox Canada Finance Inc.
(5)	Owned 86.25% by Xerox Corporation, and 13.25% by Pacific Services and Development Corporation.
(6)	Includes indirect holdings.
(7)	[Reserved]
(8)	Owned 45.579% by Xerox Limited, 38.871% by Sidh Securities Limited (Mauritius) (a subsidiary of Xerox Developing Markets Limited) and 4.421% through Xerox’s wholly-owned subsidiary, Xerox Developing Markets Limited. The total ownership by Xerox Corporation is 88.871%.
(9)	Owned 99.9% by Xerox Corporation and .1% by Pacific Services and Development Corporation, a wholly-owned subsidiary of Xerox Corporation.
(10)	Xerox International Partners is a California general partnership between FX Global, Inc. (49%) and Xerox International Joint Marketing, Inc. (51%).
(11)	Xerox Capital Trust I is a Delaware statutory business trust which is 100% beneficially owned by Xerox Corporation. The Trust is a special purpose financing vehicle.
(12)	Owned 99% by Xerox Overseas Holdings Limited and 1% by Xerox Property Services Limited as nominee for Xerox Overseas Holdings Limited.
(13)	[Reserved]
(14)	Owned 88.27% by Xerox Canada Inc. and 11.73% by Xerox Corporation.
(15)	This is a not-for-profit corporation which will act as a research and development consortium of businesses and universities. The initial members are Xerox, Corning, Kodak, University of Rochester, RIT and Cornell.
(16)	Xerox Canada Leasing Partnership is an Ontario general partnership between Xerox Canada Inc. (99%) and Xerox Canada Finance Inc. (1%).
(17)	Owned 19% by Xerox Corporation and 81% by GE Capital Information Technology Solutions, Inc. [Included in Xerox Corporation’s consolidated financial statements.]
(18)	Owned 66.995% by Xerox Canada Ltd. and 33.005% by Xerox Canada Inc.
(19)	Owned by Xerox GmbH and Xerox Capital Services Verwaltungs GmbH.
(20)	Xerox Financial Services B.V. is a joint venture between De Lage Landen International B.V. (51%) and Xerox Limited (49%), established on 12/14/01 for the purpose of offering financing for the business of Xerox (Nederland) B.V. [Included in Xerox Corporation’s consolidated financial statements.].

(21)	Owned 76% by Xerox Limited and 24% by Xerox Property Services Limited.
(22)	Owned 89.77% by Xerox XF Holdings (Ireland) Limited and 10.23% by Xerox Limited.
(23)	Owned 99.96% by Xerox Document Services SNC and 0.4% by Xerobail SAS.
(24)	Owned 99.99% by XEROX S.A.S. and .01% by Xerobail SAS.
(25)	Owned 99.96% by XEROX S.A.S. and .04% by Xerobail SAS.
(26)	[Reserved]
(27)	[Reserved]
(28)	Owned 99% by NV Xerox SA and 1% by NV Xerox Credit SA.
(29)	Owned 99.99% by Xerox Corporation and .01% by Pacific Services and Development Corporation.